UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event
reported): May 5, 2026
Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri	1-278	43-0259330
--------------------------------- (State or Other Jurisdiction of Incorporation)	------------------- (Commission	--------------------------- (I.R.S. Employer Identification Number)
File Number)

8027 Forsyth Blvd.
St. Louis,	Missouri	63105
------------------------------------------------ (Address of Principal Executive Offices)		------------------ (Zip Code)
Registrant’s telephone number, including area code:
(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock of $0.50 par value per share	EMR	New York Stock Exchange
NYSE Texas
2.000% Notes due 2029	EMR 29	New York Stock Exchange
3.000% Notes due 2031	EMR 31A	New York Stock Exchange
3.500% Notes due 2037	EMR 37	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Quarterly Results Press Release

On Tuesday, May 5, 2026, a press release was issued regarding the second quarter results of Emerson Electric Co. (the “Company”). A copy of this press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

References to underlying orders in the press release refer to the Company's trailing three-month average orders growth versus the prior year, excluding currency, and significant acquisitions and divestitures.

Non-GAAP Financial Measures

The press release contains non-GAAP financial measures as such term is defined in Regulation G under the rules of the Securities and Exchange Commission. While the Company believes these non-GAAP financial measures are useful in evaluating the Company, this information should be considered as supplemental in nature and not as a substitute for or superior to the related financial information prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from similarly titled measures presented by other companies. The reasons management believes that these non-GAAP financial measures provide useful information are set forth in the Company’s most recent Form 10-K filed with the Securities and Exchange Commission and in the press release furnished with this Form 8-K.

Forward-Looking and Cautionary Statements

Statements in the press release that are not strictly historical may be “forward-looking” statements, which represent management’s expectations, based on currently available information. Actual results, performance or achievements could differ materially from those expressed in any forward-looking statement. Any forward-looking statements in the press release speak only as of the date of the press release. Emerson undertakes no obligation to update any such statements to reflect new information or later developments. Examples of risks and uncertainties that may cause our actual results or performance to be materially different from those expressed or implied by forward looking statements include the scope, duration and ultimate impacts of the Russia-Ukraine, Middle East and other global conflicts, as well as economic and currency conditions, market demand, pricing, protection of intellectual property, cybersecurity, tariffs, competitive and technological factors, inflation, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC. The outlook contained herein represents the Company's expectation for its consolidated results, other than as noted herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2026, the Board of Directors of the Company elected Jennifer G. Newstead as a Director of the Company, effective as of August 3, 2026 (the “Effective Date”). Ms. Newstead was also appointed to serve as a member of the Compensation Committee and the Corporate Governance and Nominating and Committee, as of the Effective Date. Ms. Newstead is Senior Vice President and General Counsel of Apple, and prior to joining Apple was the Chief Legal Officer at Meta.

The Board of Directors determined that Ms. Newstead is independent, as defined under the general independence standards of the New York Stock Exchange, the rules and regulations of the Securities and Exchange Commission (“SEC”) and the Company’s Corporate Governance Principles and Practices. There is no arrangement or understanding between Ms. Newstead and any other person pursuant to which Ms. Newstead was elected as a director and the Company is not aware of any transactions with Ms. Newstead that would require disclosure under Item 404(a) of Regulation S-K.

On the Effective Date, Ms. Newstead will receive an award of restricted stock units (“RSU”), representing a $95,000 pro rata award of the $190,000 RSU portion of the annual retainer previously paid to all non-management directors. Going forward, Ms. Newstead will be compensated on the same basis as all other non-management directors of the Company. Compensation for non-management directors is described each year in the Company’s Proxy Statement under “Director Compensation”.

Item 7.01 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following information is furnished pursuant to Regulation FD.

On May 5, 2026, the Company issued a press release announcing the election of Ms. Newstead. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibits

99.1	Emerson's May 5, 2026 press release announcing second quarter results.
99.2	Emerson's May 5, 2026 press release announcing new Director.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date:	May 5, 2026	By:	/s/ John A. Sperino
John A. Sperino Vice President and Assistant Secretary